UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

APPLIED MOLECULAR TRANSPORT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39306	81-4481426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address not Applicable(1)

(Address of principal executive offices, including zip code)

(650) 392-0420

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AMTI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

[1]

We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process at the following address: Applied Molecular Transport Inc., c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, or to the email address: corporate.secretary@appliedmt.com.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 10, 2023, Applied Molecular Transport Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (the “Staff”) indicating that, in accordance with The Nasdaq Stock Market LLC’s (“Nasdaq”) Listing Rule 5100, the Staff believes the Company is a “public shell” and that the continued listing of the Company’s securities is no longer warranted. The Company disagrees with the Staff’s determination and intends to timely appeal the Staff’s determination to Nasdaq’s Hearings Panel (“Panel”), which will stay any delisting action by the Staff pending the Panel’s decision. According to the letter, the Staff believes that the Company “no longer has an operating business” and consequently has decided to use its discretion “to apply more stringent criteria” to the Company’s listing. The Staff’s letter also indicates that the Company was not in compliance with Nasdaq Listing Rule 5450(a)(1), which requires the Company’s common stock to maintain a share price of at least $1.00 per share for continued listing on the Nasdaq Global Select Market. This serves as an additional and separate basis for delisting.

The Company disagrees with the Staff’s determination about the “public shell” given that it continues to conduct itself with significant operations that are not nominal including, among other things, through its employees, consultants and outsourced clinical and regulatory activities, the maintenance of its clinical assets and platform technology and associated intellectual property and patent portfolio, and its business development activities. There can be no assurance that the Company will successfully appeal the delisting determination, or that, if successful, the Company will be able to maintain compliance with any of Nasdaq’s continued listing requirements to maintain the Company’s listing on Nasdaq for any periods of time. The Company’s failure to continue to meet these requirements may result in its securities being delisted from Nasdaq.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements including statements relating to the Company’s plans, expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, the Company’s ability to comply with Nasdaq’s listing standards and the outcome of the Panel’s decision. In some cases, you can identify forward-looking statements by terminology such as “believe,” “intend,” “may,” “will,” or the negative of these terms or other similar expressions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Actual events, trends or results could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements based on various factors. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in the Company’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and the Company’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this Form 8-K, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MOLECULAR TRANSPORT INC.

Date: August 14, 2023	By:	/s/ Brandon Hants
Brandon Hants
Chief Financial Officer